UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2005

CORE LABORATORIES N.V.

(Exact name of Registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement

On December 20, 2005, Core Laboratories N.V. and certain of its subsidiaries, amended its Third Amended and Restated Credit Agreement (henceforth referred to as the "Amended Credit Agreement") with various financial institutions which are or may become parties to the Amended Credit Agreement (collectively, the "Lenders"), JPMorgan Chase Bank, N.A. as administrative agent for the Lenders and as a letter of credit issuing bank, and Bank of America, N.A. as syndication agent for the Lenders and as a letter of credit issuing bank. The Amended Credit Agreement increases the aggregate borrowing commitment under the existing credit facility from $75 million to $125 million, extends the maturity date of the facility from March 24, 2010 to December 20, 2010 and provides for lower borrowing costs as defined in the amended agreement.  In addition, the Amended Credit Agreement provides an option to increase the commitment under the credit facility to $175 million, if certain conditions are met.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.35 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.35         First Amendment to the Third Amended and Restated First Amendment to the Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: December 23, 2005	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.35	First Amendment to the Third Amended and Restated Credit Agreement